HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.
EXHIBIT D
ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL
NOTICE OF WITHDRAWAL OF TENDER
Regarding Units in
HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.
Tendered Pursuant to the Offer to Purchase
Dated September 25, 2009
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC. BY,
12:00 MIDNIGHT, EASTERN STANDARD TIME, ON OCTOBER 27, 2009,
UNLESS THE OFFER IS EXTENDED.
Complete This Notice of Withdrawal And Return To:
Hatteras Multi-Strategy TEI Institutional Fund, L.P.,
c/o UMB Fund Services, Inc.
P.O. Box 1623
Milwaukee, WI 53201-1623
Attention: Tender Offer Administrator
Phone: (800) 504-9070
Fax: (816) 860-3138

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HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.
Ladies and Gentlemen:
     The undersigned wishes to withdraw the tender of its limited partnership units in Hatteras Multi-Strategy TEI Institutional Fund, L.P. (the “Fund”), or the tender of some of said units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                     .
     Such tender was in the amount of:
☐	All of the undersigned’s entire limited partnership units.

☐	A portion of the undersigned’s limited partnership units expressed as a specific dollar value or number of units.
$                                         or                                          (number of units)
     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the units in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS	FOR OTHER INVESTORS:
AND JOINT TENANTS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: ______________

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